UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 29, 2013

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) (Compensatory Arrangements of Certain Officers)

The following are compensation arrangements for the company’s named executive officers identified in the 2012 Proxy Statement.(1) Information regarding the structure of compensation programs and awards will be included in the company’s Proxy Statement.

2012 Annual
Incentive Payout
M. Loughridge	$1,202,900
M. E. Daniels	$1,342,920
V. M. Rometty	$3,915,000
S. A. Mills	$987,360

As previously disclosed by the company, Mr. Daniels will retire on March 31, 2013, after a 36-year career with IBM. At such time, Mr. Daniels will be eligible to receive a reduced benefit under the IBM Supplemental Executive Retention Plan because pursuant to the terms of the Retention Plan (i) he will be at least age 55 with at least 15 years of service, and (ii) the Executive Compensation and Management Resources Committee and the chairman and chief executive officer have approved payment of a Retention Plan benefit to him.

(1)             Mr. S. J. Palmisano was a named executive officer in the company’s 2012 Proxy Statement filed on March 12, 2012.  Mr. Palmisano is not included in the table above because he retired from the company effective December 1, 2012, and he was not eligible for an annual incentive payout.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 1, 2013

	By:	/s/ Michelle H. Browdy
Michelle H. Browdy
Vice President,
Assistant General Counsel &
Secretary